Exhibit 3-b-1

AMENDED AND RESTATED BY-LAWS
OF
MERITOR, INC.
(As of ~~November 30, 2016~~July 29, 2019)

ARTICLE I

OFFICE

SECTION 1.1. Registered Office. The registered office of Meritor, Inc. (the “Corporation”) in the State of Indiana shall be in the City of Indianapolis, County of Marion.

SECTION 1.2. Principal Business Office. The principal business office of the Corporation shall be in the City of Troy, County of Oakland, in the State of Michigan.

SECTION 1.3. Other Offices. The Corporation may also have an office or offices at such other place or places either in or outside the State of Indiana as the Board of Directors may from time to time determine or the business of the Corporation requires.

ARTICLE 2

MEETING OF SHAREHOLDERS

SECTION 2.1. Place of Meetings. Each meeting of shareholders of the Corporation shall be held at such place, in or outside of the State of Indiana, as the Board of Directors may designate in the notice of such meeting, but if no such designation is made, then at the principal business office of the Corporation.

SECTION 2.2. Annual Meetings. An annual meeting of shareholders for the purpose of electing directors and transacting such other business as may properly be brought before the meeting, notice of which was given in the notice of meeting, shall be held on a date and time as the Board of Directors may determine.

If for any reason any annual meeting shall not be held at the time herein provided, the same may be held at any time thereafter, upon notice as hereinafter provided, or the business thereof may be transacted at any special meeting of shareholders called for that purpose.

The Board of Directors may, upon public notice given prior to the scheduled meeting date, postpone, for as long as and to the extent permitted by the Indiana Business Corporation Law, as amended (the “Act”), any previously scheduled annual or special meeting of shareholders.

SECTION 2.3. Special Meetings. Special meetings of shareholders, unless otherwise required by statute and subject to the rights of holders of any class of Preferred Stock of the Corporation, may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”). Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting. Meetings may be held without notice if all shareholders entitled to vote are present or if notice is waived by those not present.

SECTION 2.4. Notice of Shareholders' Meetings. Notice of each meeting of shareholders, whether annual or special, stating the date, time and place, and, in the case of special meetings, the purpose or purposes for which such meeting is called, shall be mailed, postage prepaid, to each shareholder entitled to vote thereat, at the shareholder's address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date of the meeting unless otherwise prescribed by statute. Notice of any adjourned meeting of shareholders shall not be required to be given, except when expressly required by law.

SECTION 2.5. Record Dates.

(a)    In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may designate a date as the record date which, for purposes of a meeting of shareholders or other event requiring shareholder action, shall not be more than 70 nor less than 10 days before the date of such meeting or event.

(b)    If a record date has not been fixed as provided in the preceding paragraph (a), then:

(i)    The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders of the Corporation shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(ii)    The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)    Only those who shall be shareholders of record on the record date so fixed as aforesaid shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding the transfer of any shares on the books of the Corporation after the applicable record date~~;~~; provided, however, the Board of Directors may fix a new record date for any adjourned meeting and shall fix a new record date if a meeting is adjourned to a date more than 120 days after the date originally fixed for the meeting.

SECTION 2.6. List of Shareholders. The Secretary of the Corporation shall, from information obtained from the transfer agent, prepare and make, before each meeting of shareholders, an alphabetical list of shareholders entitled to vote thereat, arranged by voting group, showing the address and number of shares registered in the name of each shareholder. Such list shall be open to the examination of any such shareholder or such shareholder's agent or attorney authorized in writing (“shareholder agent”), for any purpose germane to the meeting, during ordinary business hours, for a period of at least 5 days prior to the meeting for which the list was prepared and continuing through the meeting, either at a place in the city where the meeting is being held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of meeting during the whole time thereof for inspection by any such shareholder or shareholder agent who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list referred to in this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

SECTION 2.7. Quorum and Adjournments. At each meeting of shareholders, the holders of a majority of the voting power of the shares of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum of shareholders for all purposes unless the presence of a larger proportion is required by statute or by the Corporation's Articles of Incorporation (the “Articles of Incorporation”), and, in such cases, the presence of the proportion so required shall constitute a quorum. Whether or not there is such a quorum, the Chairman of the meeting or the shareholders present in person or by proxy constituting a majority of the shares present may adjourn the meeting from time to time without notice other than an announcement at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting, and only those shareholders entitled to vote at the meeting as originally called shall be entitled to vote at any adjournment or adjournments thereof. The absence from any meeting of the number of shareholders required by law or by the Articles of Incorporation or by these By-Laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shareholders required in respect of such other matter or matters shall be present.

SECTION 2.8. Voting by Shareholders; Proxies. Except as otherwise provided by law, the Articles of Incorporation or these By‑Laws, each shareholder entitled to vote shall at every meeting of the shareholders have one vote for each share entitled to vote held by such shareholder. Any vote on shares may be given by the shareholder entitled thereto in person or by proxy appointed by an instrument in writing, subscribed (or transmitted by electronic means and authenticated as provided by law) by such shareholder or by the shareholder's attorney thereunto authorized, and delivered to the Secretary; provided, however, that no proxy shall be voted after 11 months from its date unless the proxy provides for a shorter or longer period. Except as otherwise set forth in the Articles of Incorporation with respect to the right of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, election of directors at all meetings of shareholders at which directors are to be elected shall be by a plurality of the votes cast for the election of directors at the meeting. If a quorum exists, action on a matter (other than the election of directors) submitted to shareholders entitled to vote thereon at any meeting shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law, the Articles of Incorporation or these By-Laws.

SECTION 2.8A. Participation in Meetings by Means of Conference or Similar Communications. Any shareholder may participate in an annual or special meeting of shareholders by or through use of any means of communications by which all shareholders participating may simultaneously hear each other during the meeting.
A shareholder participating in such a meeting by this means is deemed to be present at the meeting.

SECTION 2.9. Conduct of Business.

(a)    Presiding Officer. The Chairman of the Board of Directors shall preside as Chairman of shareholder meetings and shall determine the order and conduct of business and all matters of procedure at such meetings. The Chairman shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at the meeting. In the absence of the Chairman, the Chief Executive Officer and President shall assume the duties of the Chairman of the shareholder meeting specified in this paragraph (a) of Section 2.9. If each of the Chairman and the Chief Executive Officer and President is absent, a director or an officer of the Corporation chosen by the Board of Directors shall assume the duties of the Chairman of the shareholder meeting specified in this paragraph (a) of Section 2.9.

(b)    Secretary. The Secretary, or, in his or her absence, an Assistant Secretary, shall act as Secretary at all meetings of the shareholders. In the absence from any such meeting of the Secretary and the Assistant Secretaries, the Chairman of the shareholder meeting may appoint any person to act as Secretary of the meeting.

(c)    Annual Meetings of Shareholders.

(i)    Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.9, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9.

(ii)    For nominations or other business to be properly brought before any annual meeting by a shareholder pursuant to clause (C) of paragraph (c)(i) of this Section 2.9, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. ~~Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.~~

(iii)    Notwithstanding anything in the second sentence of paragraph (c)(ii) of this Section 2.9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 2.9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement is first made by the Corporation.

(iv)    Notwithstanding anything in the second sentence of paragraph (c)(ii) of this Section 2.9 to the contrary, in the event that any person nominated by the Board of Directors for election as a director (other than a person nominated to fill a vacancy created by the death of a director) was not a director or nominee named (A) in the Corporation's proxy statement for the preceding annual meeting or (B) in a public announcement made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting (a “New Nominee”), a shareholder's notice required by this Section 2.9 shall also be considered timely, but only with respect to nominees for election as director equal in number to the number of New Nominees, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement is first made by the Corporation of the election or nomination of such New Nominee to the Board of Directors.

~~(d~~    (v)    In addition, to be considered timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than ten (10) days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8)

days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof. The obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or under any other provision of these By-Laws or enable or be deemed to permit a shareholder who has previously submitted notice hereunder or under any other provision of these By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the shareholders.

(d)    Inclusion of Shareholder Director Nominations in the Corporation’s Proxy Materials.

(i)    Subject to the terms and conditions set forth in these By-Laws, the Corporation shall include in its proxy statement for an annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by a shareholder or group of shareholders that satisfy the requirements of this paragraph (d) of Section 2.9, including qualifying as an Eligible Shareholder (as defined in paragraph (v) below) and that expressly elects at the time of providing the written notice required by this paragraph (v) of Section 2.9 (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this paragraph (d) of Section 2.9.

(ii)    For purposes of this Section 2.9, the “Required Information” that the Corporation will include in its proxy statement is: (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (ii) if the Eligible Shareholder so elects, a Statement (as defined in paragraph (d)(vii) below). The Corporation shall also include the name of the Shareholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these By-Laws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement (and other proxy materials) its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(iii)    To be timely, a shareholder’s Proxy Access Notice must be delivered to the principal executive offices of the Corporation within the time periods applicable to shareholder notices of nominations pursuant to paragraph (c)(ii) of this Section 2.9 of these By-Laws. In no event shall any adjournment or postponement of an annual meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.

(iv)    The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this paragraph (d) of Section 2.9 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed twenty percent

(20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this paragraph (d) of Section 2.9 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(A)    the number of such director candidates for which the Corporation shall have received one or more valid shareholder notices nominating director candidates pursuant to paragraph (c) of this Section 2.9 (but not paragraph (d)) of these By-laws;

(B)    the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of voting stock, by such shareholder or group of shareholders, from the Corporation), other than any such director referred to in this clause (B) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) terms; and

(C)    the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting for whom access to the Corporation’s proxy materials was previously provided pursuant to this paragraph (d) of this Section 2.9, other than any such director referred to in this clause (C) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) terms;

provided, further, that in no circumstance shall the Permitted Number exceed the number of directors to be elected at the applicable annual meeting as noticed by the Corporation and in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this paragraph (d) of Section 2.9 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Shareholder Nominees pursuant to this paragraph (d) of Section 2.9 for an annual meeting of shareholders exceeds the Permitted Number, then the highest ranking qualifying Shareholder Nominee from each Eligible Shareholder will be selected by the Corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Shareholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(v)    An “Eligible Shareholder” is one or more shareholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this paragraph (d) of Section 2.9, and as of the record date for determining shareholders eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the voting stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting; provided that the aggregate number of shareholders, and, if and to the extent that a shareholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more collective investment funds that are part of the same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) shall be treated as one shareholder for the purpose of determining the aggregate number of shareholders in this paragraph (d)(v); provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this paragraph (d) of Section 2.9. No shares may be attributed to more than one group constituting an Eligible Shareholder under this paragraph (d) of Section 2.9 (and, for the avoidance of doubt, no shareholder may be a member of more than one group constituting an Eligible Shareholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (d)(v), for purposes of determining the number of shareholders whose holdings may be considered as part of an Eligible Shareholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3-year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(vi)    No later than the final date when a Proxy Access Notice pursuant to this paragraph (d) of Section 2.9 may be timely delivered to the Secretary, an Eligible Shareholder (including each Constituent Holder) must provide the following information in writing to the Secretary:

(A)     with respect to each Constituent Holder, the name and address of, and number of shares of voting stock owned by, such person;

(B)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3-year) holding period) verifying that, as of a date within seven (7) days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(I)     within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(II)    immediate notice if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of shareholders;

(C)    the information contemplated by paragraph (f)(i), (iii) and (iv) of this Section 2.9 of these By-Laws (with references to a “shareholder” therein to include such Eligible Shareholder (including each Constituent Holder));

(D)    a representation that such person:

(I)     acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not have any such intent;

(II)    has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this paragraph (d) Section 2.9;

(III)    has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors;

(IV)    will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and

(V)    will provide facts, statements and other information in all communications with the Corporation and its shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this paragraph (d) of Section 2.9;

(E)    in the case of a nomination by a group of shareholders that together is such an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(F)    an undertaking that such person agrees to:

(I)    assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder (including such person) provided to the Corporation;

(II)    promptly provide to the Corporation such other information as the Corporation may reasonably request; and

(III)    file with the Securities and Exchange Commission any solicitation by the Eligible Shareholder of shareholders of the Corporation relating to the annual meeting at which the Shareholder Nominee will be nominated.

In addition, no later than the final date when a nomination pursuant to this paragraph (d) of Section 2.9 may be delivered to the Corporation, a Qualifying Fund whose share ownership is counted for purposes of qualifying as an Eligible Shareholder must provide to the Secretary documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this paragraph (d) of Section 2.9 to be provided to the Corporation must be supplemented (by delivery to the Secretary): (1) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date; and (2) no later than eight (8) days before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Shareholder or other person to change or add any proposed Shareholder Nominee or be deemed to cure any defects or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any defect.

(vii)    The Eligible Shareholder may provide to the Secretary, at the time the information required by this paragraph (d) of Section 2.9 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Shareholder’s Shareholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this paragraph (d) of Section 2.9, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(viii)    No later than the final date when a nomination pursuant to this paragraph (d) of Section 2.9 may be delivered to the Corporation, each Shareholder Nominee must provide the completed and signed questionnaire, representation, agreement required by Section 2.10 of these By-Laws:

(A)    provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a shareholder), that such Shareholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the Corporation) as a nominee and intends to serve as a director of the Corporation for the entire term if elected;

(B)    complete, sign and submit all questionnaires, representations and agreements required by these By-Laws or of the Corporation’s directors generally; and

(C)    provide such additional information as necessary to permit the Board of Directors to determine: (a) if any of the matters referred to in paragraph (d)(x) below apply; (b) if such Shareholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines; or (c) is or has been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Shareholder Nominee.

In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder) or the Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any such defect.

(ix)    Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (1) withdraws from or becomes ineligible or unavailable for election at that annual meeting (other than by reason of such Shareholder Nominee’s disability or other health reason) or (2) does not receive votes cast in favor of the Shareholder Nominee’s election of at least twenty-five (25) percent of the shares represented in person or by proxy at the annual meeting will be ineligible to be a Shareholder Nominee pursuant to this paragraph (d) of Section 2.9 for the next two (2) annual meetings. Any Shareholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of shareholders, but subsequently is determined not to satisfy the eligibility requirements of this paragraph (d) of Section 2.9 or any other provision of these By-Laws, the Articles of Incorporation or any applicable regulation any time before the annual meeting of shareholders, will not be eligible for election at the relevant annual meeting of shareholders.

(x)    The Corporation shall not be required to include, pursuant to this paragraph (d) of Section 2.9, a Shareholder Nominee in its proxy materials for any annual meeting of shareholders, or, if the proxy statement already has been filed, to allow the nomination of (or vote with respect to) a Shareholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(A)    who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors;

(B)    whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-Laws, the Articles of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;

(C)    who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or who is a subject of a pending criminal proceeding, has been convicted in a criminal proceeding within the past ten (10) years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(D)    if the Eligible Shareholder (or any Constituent Holder) or applicable Shareholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this paragraph (d) of Section 2.9 or any agreement, representation or undertaking required by this paragraph; or

(E)    if the Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including, but not limited to, not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

Clauses (A), (B), and (C) and, to the extent related to a breach or failure by the Shareholder Nominee, clause (D), will result in the exclusion from the proxy materials pursuant to this paragraph (d) of Section 2.9 of the specific Shareholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Shareholder Nominee to be nominated; provided, however, that clause (E) and, to the extent related to a breach or failure by an Eligible Shareholder (or any Constituent Holder), clause (D) will result in the voting stock owned by such Eligible Shareholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Shareholder, the exclusion from the proxy materials pursuant to this paragraph (d) of Section 2.9 of all of the applicable shareholder’s Shareholder Nominees from the applicable annual meeting of shareholders or, if the proxy statement has already been filed, the ineligibility of all of such shareholder’s Shareholder Nominees to be nominated).

(e)    Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.9, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by paragraph (c)(ii) of this Section 2.9 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

~~(e~~    (f)    Disclosure Requirements. To be in proper form, a shareholder’s notice pursuant to this Section 2.9 must include the following, as applicable:

(i)    As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made, a shareholder’s notice must set forth: (A) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith; (B) (1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived, in whole or in part, from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has any right to vote any class or series of shares of the Corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (5) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (7) any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of the immediate family sharing the same household of such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (8) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith and (9) any direct or indirect interest of such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (iii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any; and (C) any other information relating to such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(ii)    If the notice includes any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in subsection (i) above, also set forth: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the By-Laws of the Corporation, the text of the proposed amendment); and (C) a description of all agreements, arrangements and understandings between such shareholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(iii)    As to each individual, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in subsection (i) above, also set forth: (A) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and written statement of intent to serve as a director for the full term if elected); (B) if directors are to be elected at such meeting for terms ending at different annual meetings, the annual meeting at which the term for which such person is being nominated ends;

and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule, and the nominee were a director or executive officer of such registrant; and

(iv)    With respect to each individual, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in subsections (i) and (iii) above, also include the completed and signed questionnaire, representation, agreement required by Section 2.10 of these By-Laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these By-Laws, including, without limitation, Sections 2.9 and 2.10 hereof, shall be eligible for election as directors.

(g) General.

(i)    Except where the terms of any class or series of Preferred Stock of the Corporation require the election of one or more directors by the holders of such Preferred Stock voting as a single class and except as provided in Section 3.3 of these By-Laws, only such persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. Except as otherwise provided by law, the Articles of Incorporation of these By-Laws, the person presiding at the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Section 2.9 and, if any nomination or business proposed is not in compliance with this Section 2.9, to declare that such defective nomination or proposal shall be disregarded.

(ii)    For purposes of this Section 2.9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)    Notwithstanding the foregoing provisions of this Section 2.9, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9. Nothing in this Section 2.9 shall be deemed to affect any rights of (x) shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or

(y) holders of any series of Preferred Stock to elect directors under specified circumstances. Subject to Rule 14a-8 under the Exchange Act and paragraph (d) of this Section 2.9, nothing in these By-laws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal, statement or communication.

~~SECTION 2.10.~~ SECTION 2.10. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any shareholder for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.9 of these By-Laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided to the requesting shareholder by the Secretary following written request), and a written representation and agreement (in the form provided by the Secretary to the requesting shareholder following written request) that such individual:

(a)    is not and will not become a party to: (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, and (ii) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the corporation, with such individual’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein;

(b)    agrees to promptly provide to the Corporation such other information as the Corporation may reasonably request;

(c)    in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

SECTION 2.11. Inspectors. There shall be appointed by the Board of Directors, before each meeting of shareholders, two inspectors of the vote. Such inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. If two inspectors are not appointed in advance of any such meeting by the Board of Directors or one or both appointed inspectors fail or refuse to act, then one or both inspectors, as the case may be, shall be appointed for the meeting by the person presiding thereat. Such inspectors shall be responsible for tallying and certifying the vote taken on any matter at each meeting which is required to be tallied and certified by them in the resolution of the Board of Directors appointing them or the appointment of the person presiding at such meeting as the case may be. Except as otherwise provided by these By-Laws or the laws of the State of Indiana, such inspectors shall also decide all questions touching upon the qualification of voters, the validity of proxies and ballots, and the acceptance and rejection of votes. In the case of a tie vote by the inspectors on any question, the person presiding at the meeting shall decide such question. The Board of Directors shall have the authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

ARTICLE 3

DIRECTORS

SECTION 3.1. Number. Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be set, and from time to time may be increased or decreased to the extent provided for in the Articles of Incorporation, exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. A director need not be a shareholder.

SECTION 3.2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be elected from among the directors, shall preside at all meetings of the shareholders and of the Board, and shall have such other powers and duties as from time to time may be prescribed by the Board. The Chairman of the Board shall perform all duties incidental to his or her office which may be required by law and all such other duties as are properly required of him or her by the Board of Directors. The Chairman may not serve as the Chief Executive Officer and President.

SECTION 3.3.    Vacancies. Except where the terms of any class or series of Preferred Stock of the Corporation require the election of one or more directors by the holders of such Preferred Stock voting as a single class and except to the extent the Board of Directors determines otherwise, vacancies occurring on the Board of Directors and newly-created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class of directors to which such director has been elected expires and until his or her successor is duly elected and qualified or until the earlier of his or her death, resignation or removal in a manner permitted by statute or these By-Laws. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

SECTION 3.4. Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things not by statute or by the Articles of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

SECTION 3.5. Place of Meetings. The place of any meeting of the Board of Directors may be either in or outside the State of Indiana as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 3.6. Annual Meetings. Annual meetings of the Board of Directors shall be held each year on the same day as the shareholder's annual meeting for such year, at the time and place determined by the Board of Directors. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

SECTION 3.7 Regular Meetings. Regular meetings of the Board of Directors shall be held at the dates, times and places designated by the Board of Directors from time to time. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

SECTION 3.8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board; and shall be called by the Chairman of the Board or the Secretary upon the written request of three directors of the Corporation.

SECTION 3.9. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given to each director. The notice shall state the principal purpose or purposes of the meeting.

SECTION 3.10. Quorum. Except as provided in Section 3.3, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by law, the Articles of Incorporation or these By‑Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.

SECTION 3.11. Informal Action. Unless otherwise restricted by statute, the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all directors or by all members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.

SECTION 3.12. Attendance by Conference Telephone. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.13. Order of Business. At all meetings of the Board of Directors, business shall be transacted in the order determined by the Board.

SECTION 3.14. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the Corporation. The resignation of any director shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.15. Committees.

(a)    The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the Whole Board, designate, and appoint, from the directors, committees of one or more persons which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment.

(b)    Each member of a committee shall continue in office until a director to succeed him or her shall have been elected and shall have qualified, or until he or she ceases to be a director or until he or she shall have resigned or shall have been removed in the manner hereinafter provided. Any vacancy in a committee shall be filled by the vote of a majority of the Whole Board at any regular or special meeting thereof.

(c)    The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(d)    Unless otherwise provided by the Board of Directors, each committee shall appoint a chairman. Each committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

(e)    Any regular or alternate member of a committee may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(f)    Any regular or alternate member of a committee may be removed with or without cause at any time by resolution passed by a majority of the Whole Board at any regular or special meeting.

(g)    Regular meetings of each committee, of which no notice shall be necessary, shall be held on such days and at such places as the chairman of the committee shall determine or as shall be fixed by a resolution passed by a majority of all the members of such committee. Special meetings of each committee will be called by the Secretary at the request of any two members of such committee (or the sole member, if a committee of one), or in such other manner as may be determined by the committee. Notice of each special meeting of a committee shall be mailed to each member thereof at least two days before the meeting or shall be given personally or by telephone or other electronic transmission at least one day before the meeting. Every such notice shall state the time and place, but need not state the purposes of the meeting. No notice of any meeting of a committee shall be required to be given to any alternate.

(h)    Unless the Board of Directors shall provide otherwise, the presence of a majority of the total membership of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

SECTION 3.16. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors of which they are members. Unless otherwise provided in these By-Laws, the Board of Directors shall have the authority to fix compensation of all directors for their services to the Corporation as directors and for their services to the Corporation as regular or alternate members of committees of the Board of Directors.

SECTION 3.17. Removal. Subject to the rights of the holders of any class or series of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote by the holders of at least 80 percent of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote at an election of directors, voting together as a single class.

SECTION 3.18. Board Structure. The Corporation elects not to be governed by Section 23-1-33-6(c) of the Act.

ARTICLE 4

NOTICES

SECTION 4.1. Notices. Notices to directors and shareholders shall be in writing and delivered personally or mailed to their addresses appearing on the records of the Corporation or, if to directors, by telegram, cable, telephone, telecopy, facsimile, other electronic transmission, wireless or a nationally recognized overnight delivery service or personally. Notice to directors by mail shall be given at least five days before the meeting. Notice to directors by telegram, cable, telephone, telecopy, facsimile, other electronic transmission, wireless or personal delivery shall be given a reasonable time before the meeting, but in no event less than two days before the meeting. Notice by mail shall be deemed to be given when mailed to the director at his or her address appearing on the records of the Corporation. Notice by telegram or cable shall be deemed to be given when the telegram or cable addressed to the director at his or her address appearing on the records of the Corporation is delivered to the telegraph company. Notice by telephone, telecopy, facsimile, other electronic transmission or wireless shall be deemed to be given when transmitted by telephone, telecopy, facsimile, other electronic transmission or wireless to the number, electronic address or wireless call designation appearing on the records of the Corporation for the director (regardless of whether the director shall have personally received such telephone call or wireless message)~~;~~; provided confirmation of transmission shall be made promptly by telegram or cable in the manner specified above.

SECTION 4.2. Waiver of Notice. Whenever any notice is required, a waiver thereof signed by the person entitled to such notice and filed with the minutes or corporate records, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of any person at any meeting of shareholders or directors shall constitute a waiver of notice of such meeting, except when such person attends only for the express purpose of objecting, at the beginning of the meeting (or in the case of a director's meeting, promptly upon such director's arrival), to the transaction of any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE 5

OFFICERS

SECTION 5.1. Designation; Number; Election. The Board of Directors shall elect the officers of the Corporation. Such officers shall be a Chief Executive Officer and President, one or more Vice Presidents as the Board of Directors shall determine from time to time, a Controller, a Treasurer and a Secretary.

In addition to any officer elected by the Board of Directors, the Board of Directors or the Chief Executive Officer and President, at any time, may appoint and remove such additional officers and agents as the Board of Directors or the Chief Executive Officer and President may determine from time to time. Such persons shall have such authority, and perform such duties as provided in these By‑Laws or as the Board of Directors or the Chief Executive Officer and President may from time to time prescribe. The Board of Directors or the Chief Executive Officer and President may from time to time authorize any officer to appoint and remove agents and employees and to prescribe their powers and duties.

One person may hold more than one office at the same time provided the duties of such officers as prescribed by these By-Laws may be properly and consistently performed by one person; provided, however, that the Chief Executive Officer may not serve as the Chairman and the Chairman must be “independent” as determined pursuant to the provisions of the New York Stock Exchange Listed Company Manual.

SECTION 5.2. Term of Office; Removal; Resignations; Vacancies. The term of each officer shall be for one year and continue until his or her successor is chosen and qualified or until the earlier of his or her death, resignation or removal, except that any such officer elected by the Board of Directors, excluding the Chief Executive Officer and President, at any time, may be suspended by the Chief Executive Officer and President until the Board of Directors convenes, and any such officer, including the Chief Executive Officer and President, may be removed at any time by the affirmative vote of a majority of the members of the Whole Board.

All appointed officers, agents and representatives of the Corporation shall hold office only during the pleasure of the Board of Directors or the officer appointing them.

Any officer elected by the Board of Directors may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer and President or the Secretary. Any other officer may resign at any time by giving written notice to the Chairman of the Board or the Chief Executive Officer and President. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

A vacancy in any office because of death, resignation, removal or otherwise shall be filled for the unexpired portion of the term in the manner provided in these By‑Laws for regular election or appointment to such office.

SECTION 5.3. Compensation of Officers. The Board of Directors or the compensation committee of the Board of Directors shall have the authority to fix compensation of all officers elected by the Board. The Chief Executive Officer and President and/or such officer as the Chief

Executive Officer and President may designate shall have the authority to fix compensation of all other officers of the Corporation.

SECTION 5.4. Chief Executive Officer and President. The Chief Executive Officer and President shall, subject to the general oversight of the Board of Directors, be responsible for the day-to-day management and overall charge of the administration and operation of the Corporation’s business and the general supervision of the policies and affairs of the Corporation. He or she shall report to the Board of Directors directly.

He or she shall (a) see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect or otherwise implemented; (b) have the power to appoint officers for any division who, as such, shall not be officers of the Corporation; (c) in the absence or disability of the Chairman, preside at meetings of the Board of Directors and perform such other duties of the Chairman as may be assigned to him or her by the Board of Directors; and (d) have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-Laws.

In the absence or disability of the Chairman and the Chief Executive Officer and President, on assembling for a regular or special meeting of the Board of Directors, the directors shall choose another member of the Board of Directors or another officer in attendance to preside at such meeting.

SECTION 5.5. Vice Presidents. Each Vice President shall have the powers and duties prescribed in these By-Laws or assigned to him or her by the Board of Directors or the Chief Executive Officer and President. The Board of Directors or the Chief Executive Officer and President may designate one or more of such Vice Presidents as executive, senior or assistant Vice Presidents.

SECTION 5.6. Controller. Subject to control and supervision by the Chief Executive Officer and President and the Board of Directors, the Controller shall be in charge of the accounts of the Corporation and its subsidiaries; maintain adequate records of all assets, liabilities and business transactions; and have the other powers and duties prescribed by these By-Laws or by the Board of Directors or the Chief Executive Officer and President, and the usual powers and duties pertaining to his or her office.

SECTION 5.7. Assistant Controllers. The Assistant Controllers shall have the powers and duties prescribed by these By-Laws or assigned by the Controller. In the absence or disability of the Controller, they shall have all his or her other powers and duties.

SECTION 5.8 Treasurer. Subject to control and supervision by the Chief Executive Officer and President and the Board of Directors, the Treasurer shall have charge of and shall be responsible for the receipt, disbursement and safekeeping of all funds and securities of the Corporation (and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws), propose financial policies, negotiate loans, be responsible for the maintenance of proper insurance coverages and from time to time and whenever requested to do so, render statements of the condition of the finances of the Corporation to the Board of Directors; and have the other powers and duties prescribed by these By-Laws or by the Board of Directors or the

Chief Executive Officer and President, and the usual powers and duties pertaining to his or her office.

SECTION 5.9. Assistant Treasurers. The Assistant Treasurers shall have the powers and duties prescribed by these By-Laws or assigned by the Treasurer. In the absence of the Treasurer, they shall have all his or her other powers and duties.

SECTION 5.10. Secretary. Subject to control and supervision by the Board of Directors and the Chief Executive Officer and President, the Secretary shall attend and record proceedings of meetings of shareholders, the Board of Directors and any committee of the Board of Directors; keep or cause to be kept in books provided for such purpose such records of proceedings; and have the other powers and duties prescribed by these By-Laws or by the Board of Directors or the Chief Executive Officer and President, and have the usual powers and duties pertaining to his or her office, including having custody of the corporate seal, if any, and affixing it to all documents as required to attest the same.

SECTION 5.11. Assistant Secretaries. The Assistant Secretaries shall have the powers and duties prescribed by these By-Laws or assigned by the Secretary. In the absence or disability of the Secretary, they shall have all his or her powers and duties.

SECTION 5.12. Certain Agreements. The Board of Directors shall have power to authorize or direct the proper officers of the Corporation, on behalf of the Corporation, to enter into valid and binding agreements in respect of employment, incentive or deferred compensation, stock options, and similar or related matters, notwithstanding the fact that a person with whom the Corporation so contracts may be a member of its Board of Directors. Any such agreement may validly and lawfully bind the Corporation for a term of more than one year, in accordance with its terms, notwithstanding the fact that one of the elements of any such agreement may involve the employment by the Corporation of an officer, as such, for such term.

ARTICLE 6

CONDUCT OF BUSINESS

SECTION 6.1. Contracts; Loans. The Board of Directors, except as in these By-Laws otherwise provided, may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

No loan shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors.

SECTION 6.2. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined in accordance with authorization of the Board of Directors.

SECTION 6.3. Banking. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the

Board of Directors may from time to time designate, or as may be designated by any officer or officers of the Corporation to whom such power may be delegated by the Board, and for the purpose of such deposit the officers and employees who have been authorized to do so in accordance with the determinations of the Board may endorse, assign and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 6.4. Voting of Stock. Except as otherwise provided in these By‑Laws or in the Articles of Incorporation, and unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer and President or any other officer elected by the Board of Directors may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE 7

SHARE CERTIFICATES AND THEIR TRANSFER

SECTION 7.1. Share Certificates. Certificates for shares of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed by the Chief Executive Officer and President or a Vice President, and by the Secretary or any Assistant Secretary, and shall not be valid unless so signed. Such certificates shall be appropriately numbered in order of issue, by class and series, and contain the name of the registered holder, the number of shares and the date of issue. If such certificates are countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

The Board of Directors may by resolution or resolutions provide that some or all of any or all classes or series of the shares of stock of the Corporation shall be uncertificated shares. Notwithstanding the preceding sentence, every holder of uncertificated shares, upon request, shall be entitled to receive from the Corporation a certificate representing the number of shares registered in such shareholder's name on the books of the Corporation.

During any period when more than one class of shares of the Corporation is authorized, there shall be set forth on the face or back of certificates issued to represent each class or series of shares, a statement that the Corporation will furnish without charge to each shareholder who so requests, the designation, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 7.2. Transfer of Shares. Upon surrender to the Corporation or a transfer agent of the Corporation by the holder of record or by such person's attorney or other duly constituted representative of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as the Corporation may reasonably require, it shall be the duty of the Corporation and such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on the books of the Corporation. No certificate shall be issued in exchange for any certificate until the former certificate for the same number of shares of the same class and series shall have been surrendered and canceled, except as provided in Section 7.4.

SECTION 7.3. Regulations. The Board of Directors shall have authority to make rules and regulations concerning the issue, transfer and registration of certificates for shares of the Corporation and concerning the registration of pledges of uncertificated shares.

SECTION 7.4. Lost, Stolen and Destroyed Certificates. The Corporation may issue a new certificate or certificates for shares or may register uncertificated shares, if then authorized by the Board of Directors, in place of any issued certificate alleged to have been lost, stolen or destroyed upon such terms and conditions as the Board of Directors may prescribe.

SECTION 7.5. Record Ownership; Registered Shareholders. A record of the name and address of each holder of the shares of the Corporation, the number of shares held by such shareholder, the number or numbers of any share certificate or certificates issued to such shareholder and the number of shares represented thereby, and the date of issuance of the shares held by such shareholder shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record (according to the books of the Corporation) of any share or shares (including any holder registered in a book‑entry or direct registration system maintained by the Corporation or a transfer agent or a registrar designated by the Board of Directors) as the holder in fact thereof and owner for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by applicable law.

SECTION 7.6. Transfer Agents and Registrars. The Board of Directors may from time to time appoint a transfer agent and a registrar in one or more cities, may require all certificates evidencing shares of the Corporation to bear the signatures of a transfer agent and a registrar, may provide that such certificates shall be transferable in more than one city, and may provide for the functions of transfer agent and registrar to be combined in one agency.

ARTICLE 8

INDEMNIFICATION

SECTION 8.1. Litigation Brought By Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (other than an action by or in the right of the Corporation) (an “Action”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation (a “Corporate Person”), or is or was serving at the request of the Corporation as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this Section 8.1) (collectively, an “Authorized Capacity”) of or for another corporation, unincorporated association, business trust, estate, partnership, joint venture, individual, trust, employee benefit plan, or other legal entity, whether or not organized or formed for profit (collectively, “Another Entity”), against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action (“Expenses”) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his or her conduct was unlawful.

SECTION 8.2. Litigation by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Corporate Person, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against Expenses actually and reasonably incurred by him or her in connection with that defense or settlement of such Action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or willful misconduct in the performance of his or her duty to the Corporation unless and only to the extent that a court of equity or the court in which such Action was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court of equity or other court shall deem proper.

SECTION 8.3. Successful Defense. To the extent that a person who is or was a Corporate Person or serving at the request of the Corporation in an Authorized Capacity of or for Another Entity has been successful on the merits or otherwise in defense of any Action, referred to in Section 8.1 and 8.2 of this Article 8, or in defense of any claim, issue or matter therein, he or she shall be indemnified against Expenses actually and reasonably incurred by or on behalf of him or her in connection therewith. If any such person is not wholly successful in any such Action but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Corporation shall indemnify such person against all Expenses actually and reasonably incurred by or on behalf of such person in connection with each claim, issue or matter that is successfully resolved. For purposes of this Section 8.3 and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Notwithstanding any other provision of this section, to the extent any person is a witness in, but not a party to, any Action, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Corporate Person or serving at the request of the Corporation in an Authorized Capacity of or for Another Entity, he or she shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of him or her in connection therewith.

SECTION 8.4. Determination of Conduct.

(a) Any indemnification under Section 8.1 or 8.2 of this Article 8 (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 8.1 or 8.2. Such determination shall be made (1) if a Change of Control (as hereinafter defined) shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of the Disinterested Directors (as hereinafter defined) or, if such a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors consisting solely of two (2) or more Disinterested Directors or (B) if there are no Disinterested Directors or, even if there are Disinterested Directors and a majority of such Disinterested Directors so directs, by (i) Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (ii) the shareholders of the Corporation~~;~~; provided, however, that shares owned by or voted under the control of directors who are at the time not Disinterested Directors may not be voted on the determination; or (2) if a Change of Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, unless the claimant shall request that such determination be made by or at the direction of the Board of Directors, in which case it shall be made in accordance with clause (1) of this sentence. Any claimant shall be entitled to be indemnified against the Expenses actually and reasonably incurred by such claimant in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to the claimant's entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.

(b)    If a Change of Control shall not have occurred, or if a Change of Control shall have occurred and a director, officer, employee or agent requests pursuant to clause (2) of the second sentence in Section 8.4(a) that the determination whether the claimant is entitled to indemnification be made by or at the direction of the Board of Directors, the claimant shall be conclusively presumed to have been determined pursuant to Section 8.4(a) to be entitled to indemnification if (1)(a) within fifteen days after the next regularly scheduled meeting of the Board of Directors following receipt by the Corporation of the request therefor, the Board of Directors shall not have resolved by majority vote of the Disinterested Directors to submit such determination to (i) Independent Counsel for its determination or (ii) the shareholders for their determination at the next annual meeting, or any special meeting that may be held earlier, after such receipt, and (b) within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if the Board of Directors in good faith determines that additional time is required by it for the determination and, prior to expiration of such sixty‑day period, notifies the claimant thereof), the Board of Directors shall not have made the determination by a majority vote of the Disinterested Directors, or (2) after a resolution of the Board of Directors, timely made pursuant to clause (1)(a)(ii) above, to submit the determination to the shareholders, the shareholders meeting at which the determination is to be made shall not have been held on or before the date prescribed (or on or before a later date, not to exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the Board of Directors acting in good faith); provided, however, that this sentence shall not apply if the claimant has misstated or failed to state a material fact in connection with his or her request for indemnification. Such presumed determination that a claimant is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty‑day or ninety‑day period (as the case may be) referred to in clause (1)(b) of the immediately preceding sentence or (II) if the Board of Directors has resolved on a timely basis to submit the determination to the shareholders, on the last date within the period prescribed by law for holding such shareholders meeting (or a postponement or adjournment thereof as permitted above).

SECTION 8.5. Advance Payment. Expenses incurred in defending an Action shall be paid by the Corporation in advance of the final disposition of such Action to a director or officer, promptly after receipt of a request therefor stating in reasonable detail the expenses incurred, and to an employee or agent as authorized by the Board of Directors; provided that in each case (a) the Corporation shall have received an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation hereunder, (b) the indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has satisfied the standard of conduct in Section 8.1 or 8.2 and (c) a determination is made by those making the decision pursuant to Section 8.4 that the facts then known would not preclude indemnification under these By-Laws.

SECTION 8.6. Procedures for Determination. The Board of Directors shall establish reasonable procedures for the submission of claims for indemnification hereunder, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these By‑Laws and shall be deemed for all purposes to be a part hereof.

SECTION 8.7. By-Law Not Exclusive. The indemnification provided by this Article 8 shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of shareholders or Disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent or participant and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding any amendment, alteration or repeal of this section or any of its provisions, or of any of the procedures established by the Board of Directors pursuant to Section 8.6, any person who is or was a Corporate Person, or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity, shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.

SECTION 8.8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or the Business Corporation Law of the State of Indiana.

SECTION 8.9. Effect of Invalidity. The invalidity or unenforceability of any provision of this Article 8 shall not affect the validity or enforceability of the remaining provisions of this Article 8.

SECTION 8.10. Definitions. For purposes of this Article 8:

(a) “Change of Control” means a change of control of the Corporation at any time after the effective time of the merger of Arvin Industries, Inc. with and into the Corporation of a nature that would be required to be reported in a proxy statement pursuant to Section 14(a) of the Exchange Act or in a Form 8-K pursuant to Section 13 of the Exchange Act (or in any similar form or schedule under either of those provisions or any successor provision), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two‑thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors immediately thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any director whose election became effective prior to or at the time of the merger of Arvin Industries, Inc. with and into the Corporation and any new director whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least two‑thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

~~(b~~    (b)    “Constituent Holder” shall mean any shareholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (d)(v) of Section 2.9) or beneficial holder whose stock ownership is counted for the purpose of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (d)(v) of Section 2.9) or qualifying as an Eligible Shareholder (as defined in paragraph (d)(v) of Section 2.9).

(c)    “the Corporation” shall include, in addition to the surviving or resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify a director, officer, employee or agent of such constituent corporation, or any director, officer, employee or agent of such constituent corporation who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of Another Entity shall stand in the same position under the provisions of this Article 8 with respect to the surviving or resulting corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(~~e~~d)    “Disinterested Director” means a director of the Corporation who is not and was not a party to an action, suit or proceeding in respect of which indemnification is sought by a director, officer, employee or agent.

(~~d~~e)    “Independent Counsel” means a law firm, or a member of a law firm, that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent the Corporation, the director, officer, employee or agent claiming indemnification or any other party to the Action giving rise to a claim for indemnification under this section, in any matter material to the Corporation, the claimant or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Corporation or such director, officer, employee or agent in an action to determine the Corporation's or such person's rights under this Article 8.

SECTION 8.11. Actions Against the Corporation. No indemnification shall be payable to an officer, director, employee or agent pursuant to this Article 8 with respect to any action against the Corporation commenced by such officer, director, employee or agent unless the Board of Directors shall have authorized the commencement thereof or unless and to the extent that this Article 8 or the procedures established pursuant to Section 8.6 shall specifically provide for indemnification of expenses relating to the enforcement of rights under this Article 8 and such procedures.

SECTION 8.12. Change in Law. Notwithstanding the foregoing provisions of Article 8, the Corporation shall indemnify any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity to the full extent permitted by the Act or by any other applicable law, as may from time to time be in effect.

ARTICLE 9

GENERAL

SECTION 9.1. Dividends. Subject to any provisions of any applicable statute or of the Articles of Incorporation, dividends may be declared upon the capital stock of the Corporation by the Board of Directors at any regular or special meeting thereof; and such dividends may be paid in cash, property or shares of the Corporation.

SECTION 9.2. Fiscal Year. The fiscal year of the Corporation shall be the fifty-two or fifty-three week period beginning on the Monday following the Sunday closest to the last day of September of each year and ending on the Sunday closest to the last day of September of the following year.

SECTION 9.3. Severability. If any provision of these By-Laws, or its application thereof to any person or circumstances, is held invalid, the remainder of these By- Laws and the application of such provision to other persons or circumstances shall not be affected thereby.

SECTION 9.4. Amendments. These By-Laws may be amended, added to, rescinded or repealed only by an affirmative vote of at least a majority of the directors then in office at any meeting of the Board of Directors.

SECTION 9.5     Control Shares. Chapter 42 of the Indiana Business Corporation Law (IBCL § 23-1-42-1 et. seq.) shall not apply to the acquisition of shares of voting stock of the Corporation.

APPENDIX
PROCEDURES FOR SUBMISSION AND
DETERMINATION OF CLAIMS FOR INDEMNIFICATION
PURSUANT TO ARTICLE 8 OF THE BY‑LAWS.

SECTION 1. Purpose. The Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article 8 of the By-Laws (the “Procedures”) are to implement the provisions of Article 8 of the By-Laws of the Corporation (the “By-Laws”) in compliance with the requirement of Section 8.6 thereof.
SECTION 2. Definitions. For purposes of these Procedures:
(A) All terms that are defined in Article 8 of the By-Laws shall have the meanings ascribed to them therein when used in these Procedures unless otherwise defined herein.
(B) “Expenses” include all reasonable attorneys' fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, a Proceeding; and shall also include such retainers as counsel may reasonably require in advance of undertaking the representation of an indemnitee in a Proceeding.
(C) “Indemnitee” includes any person who was or is, or is threatened to be made, a witness in or a party to any Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under Article 8 of the By-Laws) of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise.
(D) “Proceeding” includes any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee unless the Board of Directors shall have authorized the commencement thereof.
SECTION 3. Submission and Determination of Claims.
(A) To obtain indemnification or advancement of Expenses under Article 8 of the By-Laws, an Indemnitee shall submit to the Secretary of the Corporation a written request therefor, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to permit a determination as to whether and what extent the Indemnitee is entitled to indemnification or advancement of Expenses, as the case may be. The Secretary shall, promptly upon receipt of a request for indemnification, advise the Board of Directors thereof in writing if a determination in accordance with Section 8.4 of the By-Laws is required.
(B) Upon written request by an Indemnitee for indemnification pursuant to Section 3(A) hereof, a determination with respect to the Indemnitee's entitlement thereto in the specific case, if required by the By-Laws, shall be made in accordance with Section 8.4 of the By-Laws, and, if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination, with respect to the Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.
(C) If entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8.4 of the By-Laws, the Independent Counsel shall be selected as provided in this Section 3(C). The Independent Counsel shall be selected by the Board of Directors by majority vote of a quorum consisting of Disinterested Directors, or, if such a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more Disinterested Directors, or, if such a quorum cannot be obtained and such a committee cannot be designated, by a majority vote of the full Board of Directors (in which selection Directors who are not Disinterested Directors may participate), and the Corporation shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. The Indemnitee may, within seven days after such written notice of selection shall have been given, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article 8 of the By-Laws, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty days after the next regularly scheduled Board of Directors meeting following submission by the Indemnitee of a written request for indemnification pursuant to Section 3(A) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Section 8.4 of the By-Laws. The Corporation shall pay any and all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8.4 of the By-Laws, and the Corporation shall pay all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) incident to the procedures of Section 8.4 of the By-Laws and this Section 3(C), regardless of the manner in which Independent Counsel was selected or appointed. Upon the delivery of its opinion pursuant to Article 8 of the By-

Laws or, if earlier, the due commencement of any judicial proceeding or arbitration pursuant to Section 4(A)(3) of these Procedures, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(D) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification under the By-Laws, the person, persons or entity making such determination shall presume that an Indemnitee is entitled to indemnification under the By-Laws if the Indemnitee has submitted a request for indemnification in accordance with Section 3(A) hereof, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.
SECTION 4. Review and Enforcement of Determination.
(A) In the event that (1) advancement of Expenses is not timely made pursuant to Section 8.5 of the By-Laws, (2) payment of indemnification is not made pursuant to Section 8.3 of the By-Laws within ten days after receipt by the Corporation of written request therefor, (3) a determination is made pursuant to Section 8.4 of the By-Laws that an Indemnitee is not entitled to indemnification under the By-Laws, (4) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8.4 of the By-Laws and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Corporation of the written request for indemnification, or (5) payment of indemnification is not made within ten days after a determination has been made pursuant to Section 8.4 of the By-Laws that an Indemnitee is entitled to indemnification or within ten days after such determination is deemed to have been made pursuant to Section 8.4 of the By-Laws, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Indiana, or in any other court of competent jurisdiction, of the Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 4(A). The Corporation shall not oppose the Indemnitee's right to seek any such adjudication or award in arbitration.
(B) In the event that a determination shall have been made pursuant to Section 8.4 of the By-Laws that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, the Corporation shall have the burden of proving in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
(C) If a determination shall have been made or deemed to have been made pursuant to Section 8.4 of the By-Laws that an Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (1) a misstatement or omission of a material fact in connection with the Indemnitee's request for indemnification, or (2) a prohibition of such indemnification under applicable law.
(D) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of these Procedures are not valid, binding and enforceable, and shall stipulate in any such judicial proceeding or arbitration that the Corporation is bound by all the provisions of these Procedures.
(E) In the event that an Indemnitee, pursuant to this Section 4, seeks to enforce the Indemnitee's rights under, or to recover damages for breach of, Article 8 of the By-Laws or these Procedures in a judicial proceeding or arbitration, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 2 of these Procedures) actually and reasonably incurred in such judicial proceeding or arbitration, but only if the Indemnitee prevails therein. If it shall be determined in such judicial proceeding or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by the Indemnitee in connection with such judicial proceeding or arbitration shall be appropriately prorated.
SECTION 5. Amendments. These Procedures may be amended at any time and from time to time in the same manner as any By‑Law of the Corporation in accordance with the Articles of Incorporation, the By-Laws and the Act; provided, however, that, notwithstanding any amendment, alteration or repeal of these Procedures or any provision hereof, any Indemnitee shall be entitled to utilize these Procedures with respect to any claim for indemnification arising out of any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.

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